UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2024

Enovis Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(Address of principal executive offices) (Zip Code)

(302) 252-9160

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 3, 2024, Enovis Corporation (the “Company” or “Enovis”) completed its previously announced acquisition of LimaCorporate S.p.A. (“Lima”) from Emil Holding II S.à r.l (“Seller”). Pursuant to the terms of a Share Purchase Agreement (the “Purchase Agreement”) with the Seller, the Company acquired all of the issued and outstanding share capital of Lima from the Seller for (i) cash consideration of approximately €726.8 million, which included the repayment of certain Lima indebtedness, transfer taxes and notarial fees, and (ii) 1,942,686 shares of Enovis common stock, par value $0.001 per share (the “Shares”), which the parties valued at €100 million based on the thirty-day volume weighted average price of the Company’s common stock as of the close of business on September 21, 2023, and which are expected to be issued within eighteen months following the closing. The Company has granted Seller customary registration rights with respect to such Shares.

The Company financed the acquisition of Lima with proceeds from the committed term loan facility under its existing credit agreement and its previously completed offering of 3.875% convertible senior notes due 2028.

Item 7.01.	Regulation FD Disclosure.

On January 3, 2024, the Company issued a press release announcing the completion of the acquisition of Lima, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filing made by Enovis Corporation under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed herewith. They will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. It will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

99.1	Press Release dated January 3, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2024	ENOVIS CORPORATION

	By:	/s/ Bradley J. Tandy
Name: Bradley J. Tandy
Title: Senior Vice President and Chief Legal Officer